Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces First Quarter 2018 Financial Results

Record Investment Portfolio Level of $400 Million With Net Increase in Net Assets of $0.45 Per Share in Q1 2018

Declares Second Quarter 2018 Distribution of $0.36 per Share

Menlo Park, Calif., May 2, 2018 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the first quarter ended March 31, 2018 and declared a second quarter 2018 distribution of $0.36 per share.

First Quarter 2018 Highlights:

•	Signed $146.0 million of new term sheets and closed $115.0 million of new debt commitments;
•	Funded $37.9 million in debt investments with a 13.8% weighted average annualized portfolio yield at origination;
•	Grew investment portfolio to a record level of $401.3 million as of March 31, 2018;
•	Achieved 14.0% weighted average annualized portfolio yield on debt investments;
•	Ended the quarter with 0.73x leverage ratio;
•	Earned net investment income of $5.9 million, or $0.34 per share;
•	Net increase in net assets of $7.9 million, or $0.45 per share;
•	Net asset value of $236.5 million, or $13.34 per share, at March 31, 2018;
•	Achieved 13.6% of return on average equity in the first quarter of 2018;
•	Amended and renewed our revolving credit facility increasing funding capacity to $210 million and reducing undrawn rates and applicable margin;
•

On March 28, 2018, we received an exemptive order from the SEC to permit co-investment with TriplePoint Capital LLC (“TPC”) and/or investment funds, accounts and investment vehicles managed by TPC; and

•	Declared a second quarter distribution of $0.36 per share, payable on June 15, 2018; bringing total distributions to $6.26 per share since IPO.

“The first quarter marked the fourth anniversary of our initial public offering.  Our brand, reputation, venture growth stage focus and track record continue to differentiate us in the market,” said Jim Labe, Chairman and Chief Executive Officer of TPVG. “We have grown our investment portfolio to an unprecedented level while prudently increasing our use of leverage and delivering attractive returns to our stakeholders.”

“We continue to see strong demand for venture growth stage lending from high quality venture capital-backed companies,” said Sajal Srivastava, president and chief investment officer of the Company. “We plan to capitalize on these opportunities and to continue to grow our franchise and investment portfolio in 2018.”

Portfolio and Investment Activity:

During the first quarter of 2018, the Company entered into $115.0 million of new debt commitments, funded 8 debt investments totaling $37.9 million of principal, funded one equity investment totaling $0.3 million and acquired warrant investments valued at $0.6 million. Debt investments funded during the quarter had a 13.8% of weighted average annualized portfolio yield at origination. During the quarter, the Company experienced $3.3 million of early principal prepayments and $5.0 million of scheduled repayments. The weighted average annualized portfolio yield on debt investments for the first quarter was 14.0%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

[1]

The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

As of March 31, 2018, the Company held 66 debt investments with 21 companies and 50 warrant and equity investments with 41 companies.  The total cost and fair value of these investments were $400.8 million and $401.3 million, respectively.  Total portfolio investment activity for the three months ended March 31, 2018 and 2017 was as follows:

	For the Three Months Ended March 31,
(in thousands)	2018	2017
Beginning portfolio at fair value	$372,103	$374,311
New debt investments	36,968	11,762
Scheduled principal payments from debt investments	(5,876)	(1,926)
Early principal payments, repayments and recoveries	(8,348)	(53,274)
Accretion of debt investment fees	2,948	(1,197)
Payment-in-kind coupon	605	317
New warrant investments	615	157
New equity investments	250	2,400
Net realized gains (losses) on investments	—	(1,681)
Net change in unrealized gains (losses) on investments	1,993	(2,461)
Ending portfolio at fair value	$401,258	$328,408

Signed Term Sheets:

During the first quarter of 2018, TPC entered into $146.0 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company, even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

Unfunded Commitments:

As of March 31, 2018, the Company’s unfunded commitments totaled $124.4 million, of which $33.0 million is dependent upon portfolio companies reaching certain milestones.  Of the $124.4 million of unfunded commitments, $71.4 million will expire during 2018, $18.0 million will expire during 2019 and $35.0 million will expire during 2020, if not drawn prior to expiration.  Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Results of Operations:

For the first quarter of 2018, total investment and other income was $12.6 million, representing a weighted average annualized portfolio yield of 14.0%, as compared to $14.3 million and 16.8%, respectively, for the first quarter of 2017.  The decrease in investment income and yield reflected lower prepayment related income as compared to a year ago.

Operating expenses for the first quarter of 2018 were $6.7 million as compared to $6.4 million for the first quarter of 2017.  Operating expenses for the first quarter of 2018 consisted of $2.5 million of interest expense and amortization of deferred credit facility costs, $1.5 million of base management fees, $1.5 million of income incentive fees, $0.4 million of administration agreement expenses and $0.8 million of general and administrative expenses.  Operating expenses for the first quarter of 2017 consisted of $2.4 million of interest expense and amortization of deferred credit facility costs, $1.6 million of base management fees, $1.5 million of income incentive fees, $0.4 million of administration agreement expenses and $0.5 million of general and administrative expenses.

For the first quarter of 2018, the Company recorded net investment income of $5.9 million, or $0.34 per share, as compared to $7.9 million, or $0.50 per share for the first quarter of 2017.  The decrease largely reflects lower income from prepayment activity in the first quarter of 2018 as compared to the first quarter of 2017.

During the first quarter of 2018, the Company recorded $8 thousand of net realized gains, or $0.00 per share, compared to net realized losses of $1.7 million, or $(0.11) per share, for the first quarter of 2017. Net unrealized gains for the first quarter of 2018 were $2.0 million, or $0.11 per share. This compares to net unrealized losses of $2.5 million, or $(0.15) per share, for the first quarter of 2017.

The Company’s net increase in net assets resulting from operations for the first quarter of 2018 was approximately $7.9 million, or $0.45 per share, as compared to approximately $3.8 million, or $0.24 per share, for the first quarter of 2017.

Credit Quality:

The Company maintains a credit watch list with borrowers placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. All new loans are initially assigned a rating of White, or 2. As of March 31, 2018, the weighted average investment ranking of the Company’s debt investment portfolio was 2.03, as compared to 2.02 at the end of the prior quarter. Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the three months ended March 31, 2018.

The following table shows the credit rankings for the Company’s debt investments at fair value as of March 31, 2018 and as of December 31, 2017.

	As of March 31, 2018			As of December 31, 2017
Category (dollars in thousands)	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies
Clear (1)	$50,901	13.4%	3	$54,071	15.4%	3
White (2)	274,901	72.3	14	243,915	69.3	12
Yellow (3)	46,368	12.2	3	46,187	13.1	3
Orange (4)	8,136	2.1	1	7,879	2.2	1
Red (5)	—	—	—	—	—	—
	$380,306	100.0%	21	$352,052	100.0%	19

Net Asset Value:

As of March 31, 2018, the Company’s net assets were $236.5 million, or $13.34 per share, as compared to $234.9 million, or $13.25 per share, as of December 31, 2017.

Liquidity and Capital Resources:

As of March 31, 2018, the Company had total cash of $18.3 million, with available capacity of $113.0 million under its revolving credit facility.

Distribution:

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the second quarter of 2018 payable on June 15, 2018, to stockholders of record as of May 31, 2018.

Subsequent Events:

Since March 31, 2018:

•	The Company closed $70.3 million of additional debt commitments;
•	The Company funded $16.0 million in new investments;
•	TPC’s direct originations platform entered into $80.5 million of additional non-binding signed term sheets with venture growth stage companies;
•	Ring, Inc., closed its sale to Amazon and paid off its $50.0 million of outstanding debt; and
•

On April 24, 2018, the Company’s board of directors unanimously approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended by the Small Business Credit Availability Act (the “SBCA”). As a result, the Company’s asset coverage requirements for senior securities will be changed from 200% to 150%, effective April 24, 2019. On May 2, 2018, the Company’s board of directors also recommended the submission of a proposal for stockholders to vote in favor of the Company to immediately become subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of April 24, 2019, pursuant to the SBCA. If this proposal is approved by stockholders at a special stockholder meeting, the Company would become subject to an asset coverage ratio of at least 150% the day after such meeting instead of on April 24, 2019.

Conference Call:

The Company will host a conference call at 5:00 p.m. Eastern time today, May 2, 2018, to discuss its financial results for the first quarter ended March 31, 2018.  To listen to the call, investors and analysts should dial 1 (844) 826-3038 (domestic) or 1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 2, 2018, by dialing 1 (877) 344-7529 (domestic) or 1 (412) 317-0088 (international) and entering conference ID 10119662. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations and Media Contact

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2018	December 31, 2017
Assets	(unaudited)
Investments at fair value (amortized cost of $400,832 and $373,669, respectively)	$401,258	$372,103
Short-term investments at fair value (cost of $124,911 and $124,909, respectively)	124,911	124,909
Cash	7,840	4,484
Restricted cash	10,480	5,522
Deferred credit facility costs and other assets	5,236	3,266
Total assets	$549,725	$510,284

Liabilities
Revolving credit facility payable	$97,000	$67,000
2022 Notes, net	72,560	72,433
Payable for U.S. Treasury bill assets	124,911	124,909
Other payables, accrued expenses, and liabilities	18,749	10,997
Total liabilities	$313,220	$275,339

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share (450,000 shares authorized; 17,730 and 17,730 shares issued and outstanding, respectively)	177	177
Paid-in capital in excess of par value	235,488	235,488
Undistributed net investment income	540	976
Accumulated net realized (losses)	(120)	(128)
Accumulated net unrealized gains (losses) on investments	420	(1,568)
Total net assets	$236,505	$234,945
Total liabilities and net assets	$549,725	$510,284

Net asset value per share	$13.34	$13.25

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017
Investment income
Interest income from investments	$12,616	$14,252
Other income	3	52
Total investment and other income	12,619	14,304

Operating expenses
Base management fee	1,528	1,572
Income incentive fee	1,487	1,473
Capital gains incentive fee	—	—
Interest expense and amortization of fees	2,518	2,405
Administration agreement expenses	407	374
General and administrative expenses	732	561
Total operating expenses	6,672	6,385

Net investment income	5,947	7,919

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	8	(1,681)
Net change in unrealized gains (losses) on investments	1,988	(2,461)
Net realized and unrealized gains (losses)	1,996	(4,142)

Net increase in net assets resulting from operations	$7,943	$3,777

Basic and diluted net investment income per share	$0.34	$0.50
Basic and diluted net increase in net assets per share	$0.45	$0.24
Basic and diluted weighted average shares of common stock outstanding	17,730	15,981

WEIGHTED AVERAGE PORTFOLIO YIELD ON DEBT INVESTMENTS

	For the Three Months Ended March 31,
	2018	2017

Weighted average portfolio yield on debt investments	14.0%	16.8%
Coupon income	10.5%	10.1%
Net amortization and accretion of premiums and discounts	0.9%	0.7%
Net accretion of end-of-term payments	2.2%	1.7%
Impact of prepayments	0.4%	4.3%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.